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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Edison Mission Energy of our report dated March 6, 2006, except as to the subsequent events described in Note 21 which is as of September 25, 2006 relating to the financial statements and financial statement schedules of Edison Mission Energy, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
October 12, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM